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                                                                  EXHIBIT 10.16

                                FIRST AMENDMENT
                                       TO
                     NON-QUALIFIED RETIREMENT/SAVINGS PLAN
                             OF APACHE CORPORATION

                                    RECITALS


         Effective as of November 16, 1989, Apache Corporation, a Delaware corporation, established the Non-Qualified Retirement/Savings Plan of Apache Corporation (the "Plan"). Under Section 8.02 of the Plan, Apache Corporation reserved the right and power to amend the Plan at any time and from time to time. Pursuant to that power, the Plan is hereby amended, effective as of the dates set forth below, as follows:

                                   AMENDMENTS

1. Effective as of January 1, 1995, the second sentence of the Preamble on page 1 shall be replaced in its entirety by the following:

         "The Company previously established the Apache Corporation Retirement/401(k) Savings Plan which was known as the Apache Corporation 401(k) Retirement/Savings Plan until January 1, 1995 (the "Retirement/Savings Plan")."

2. Effective as of November 16, 1989, Section 1.04 shall be replaced in its entirety by the following:

         "1.04   Company Deferrals

                 "Company Deferrals" means the allocations to a Participant's Account made pursuant to Section 3.02."

3.       Effective as of November 16, 1989 (except for Section 1.05(b)(ix)),
Section 1.05 shall be replaced in its entirety by the following:

         "1.05   Compensation.

         "Compensation" shall generally mean regular compensation paid by the Company.

                 (a)      Specifically, Compensation shall include:

                            (i)   regular salary or wages,

                           (ii)   overtime pay,

                          (iii)   bonuses,





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                           (iv)   salary reductions pursuant to the
                                  Retirement/Savings Plan,

                            (v) salary reductions that are excludable from an Employee's gross income pursuant to Code section 125, and

                           (vi) amounts contributed as salary deferrals to this Plan.

                 (b)      Compensation shall exclude:

                            (i)   commissions,

                           (ii)   severance pay,

                          (iii)   moving expenses,

                           (iv) any gross-up of moving expenses to account for increased income taxes,

                            (v)   foreign service premiums paid as an
                                  inducement to work outside of the United
                                  States,

                           (vi)   Company contributions under the
                                  Retirement/Savings Plan,

                          (vii)   other contingent compensation,

                          (viii) contributions to any other fringe benefit plan (including, but not limited to, overriding royalty payments or any other exploration-related payments), and

                           (ix) effective January 1, 1991, bonuses paid as an inducement to enter the employment of the Company.

         Compensation shall include only amounts actually paid to the Participant during that portion of a Plan Year while the Participant is eligible to participate in this Plan."

4. Effective as of November 16, 1989, Section 3.01(b) shall be replaced in its entirety by the following:

         "(b) The amount of a Participant's Deferred Contributions made pursuant to the Plan shall equal the amount of Participant Before-Tax Contributions that would have been credited to the Participant's Before-Tax Contributions Account pursuant to
                 Section 3.2 of the Retirement/Savings Plan but could not be so credited due to restrictions imposed by the Code, including without limitation restrictions under Section 401(a)(17), 401(k)(3), 401(m), 402(g),





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                 and 415(c).  The amount of a Participant's Deferred
                 Contribution shall be determined by reference to the Participant's elected Before-Tax Contribution percentage under the Retirement/Savings Plan as of the first day of the Plan Year or, if the Participant was not eligible to participate in this Plan on such date, as of the first day on which the Participant is eligible to participate in this Plan, without regard to any change in the Participant's Before-Tax Contribution percentage under the Retirement/Savings Plan which subsequently becomes effective in such Plan Year. An election to participate in this Plan for any Plan Year shall be irrevocable; provided, however, that a Participant's Deferred Contributions shall be suspended as specified in
                 Section 5.04 following a hardship withdrawal from this Plan and shall also be suspended, for the number of months required by Section 7.1 of the Retirement/Savings Plan, following a hardship withdrawal from that plan. Notwithstanding anything herein to the contrary, a Participant shall not be permitted to defer compensation which is earned or payable prior to the execution and delivery of the Participant's enrollment agreement."

5. Effective as of November 16, 1989, Section 3.02 shall be amended by changing both occurrences of "Section 3.03 of the Retirement/Savings Plan" to "Section 3.1 of the Retirement/Savings Plan."

6. Effective as of July 1, 1992, the following new subsection shall be added to the end of Section 5.01:

         "(f) All Participants in the Plan who are employed by the Company on July 1, 1992 shall become 100% vested with respect to all Company Deferrals made to the Plan prior to or as of July 1, 1992. If a Participant was not previously 100% vested, then the amount that becomes 100% vested pursuant to this subsection shall be allocated to a special account and a new account shall be established for all Company Deferrals made with respect to such Participant subsequent to July 1, 1992. At such time as any such Participant becomes 100% vested in accordance with the rules of subsection (d) above, the Participant's two separate accounts shall be merged into one account."

7. Effective as of January 1, 1992, Section 5.04(f) shall be replaced in its entirety by the following:

         "(f) The Participant's deferrals shall be suspended for six (6) months following the date of his hardship withdrawal from this Plan. If a Participant makes a hardship withdrawal from this Plan and also makes a hardship withdrawal from the Retirement/Savings Plan, the suspension period under this Plan shall run concurrently with the suspension period under the Retirement/Savings Plan, if any, and the suspension period under this Plan shall be the longer of the suspension period provided under the Retirement/Savings Plan or the 6-month suspension provided by this Plan."





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8.       Effective as of January 1, 1992, the first sentence of Section 6.02 shall be replaced by the following:

         "The Committee shall administer the Plan and shall have all discretion and powers necessary for that purpose, including, but not by way of limitation, full discretion and power to interpret the Plan, to determine the eligibility, status and rights of all persons under the Plan and, in general, to decide any dispute."

9. Effective as of the date this amendment is executed, the following paragraph shall be added to the end of Section 8.02:

         "Each amendment shall be in writing. Each amendment shall be approved by Apache Corporation's board of directors or by an officer of Apache Corporation who is authorized by Apache Corporation's board of directors to amend the Plan. Each amendment shall be executed by an officer of Apache Corporation to whom Apache Corporation's board of directors has delegated the authority to execute the amendment."

10. Effective as of the date this amendment is executed, Section 9.09 shall be replaced in its entirety by the following:

         "9.09   Governing Law.

                 The Plan shall be construed in accordance with ERISA, the Code, and, to the extent applicable, the laws of the State of Texas, excluding any conflicts-of-law provisions."



IN WITNESS WHEREOF, this First Amendment has been executed this 24th day of October, 1995.

                            APACHE CORPORATION



                            /s/ Roger B. Rice
                            ---------------------------------------------------
                            Roger B. Rice
                            Vice President, Human Resources and Administration





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